UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 7, 2002

COMPUTER MOTION, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-22755 (Commission File Number)	77-0458805 (IRS Employer Identification No.)

130-B Cremona Drive, Goleta, California (Address of principal executive offices)	93117 (Zip Code)

Registrant’s telephone number, including area code: (805) 968-9600

Item 4. Changes in Registrant’s Certifying Accountant.

         On May 31, 2002, Computer Motion, Inc. (the “Company”) determined not to renew the engagement of its independent accountants, Arthur Andersen LLP (“Andersen”) and appointed Ernst & Young LLP (“Ernst & Young”) as its new independent accountants, effective as of June 7, 2002. This determination followed the Company’s decision to seek proposals from independent accountants to audit the Company’s financial statements for the fiscal year ending December 31, 2002. The decision not to renew the engagement of Andersen and to retain Ernst & Young was approved by the Company’s Board of Directors upon the recommendation of its Audit Committee.

         During the Company’s two most recent fiscal years ended December 31, 2001 and 2000, and the subsequent interim period through June 6, 2002, there were no disagreements between the Company and Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to Andersen’s satisfaction would have caused them to make reference to the subject matter of the disagreement in connection with their reports.

         None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred within the Company’s two most recent fiscal years and the subsequent interim period through June 6, 2002.

         The audit reports of Andersen on the consolidated financial statements of the Company and its subsidiaries as of and for the fiscal years ended December 31, 2001 and 2000 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. A letter from Andersen is attached as Exhibit 16.1.

         During the Company’s two most recent fiscal years ended December 31, 2001 and 2000, and the subsequent interim period through June 6, 2002, the Company did not consult with Ernst & Young regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Item 7. Financial Statements and Exhibits

(c)	Exhibits

16.1	Letter from Andersen regarding change in independent public accountants.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPUTER MOTION, INC

June 7, 2002	/s/ Robert W. Duggan

Robert W. Duggan Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit		Sequential
Number	Description	Page Number

16.1	Letter from Arthur Andersen LLP regarding change in independent public accountants	Electronically Filed